NEWS RELEASE

For Immediate Release

Ruby Creek Resources Inc. Announces Filing of Technical Report Pursuant to National Instrument 43-101 of the
Canadian Securities Administrators Regarding its
More Creek Optioned Mineral Claims

VANCOUVER, BRITISH COLUMBIA, CANADA, November 28, 2008 - Ruby Creek Resources Inc. (OTC BB: RBYCF) today announced that it has filed a Technical Report prepared by George A. Nicholson, P. Geo., in compliance with National Instrument 43-101 of the Canadian Securities Administrators, Standards of Disclosure for Mineral Projects ("NI 43-101") regarding its More Creek, British Columbia optioned mineral claims. The Technical Report, entitled "Review of Technical Information and Proposed Exploration Program for the More Creek Copper Gold Project", is dated November 27, 2008 and is available on the Internet at www.sedar.com.

The Technical Report concludes that the geological setting of the More Creek Property is prospective for the occurrence of alkalic, porphyry style copper-gold mineralization. The results of the exploration work and geochemical sampling conducted completed by Ruby Creek and a previous operator have identified several areas which exhibit elevated copper, gold and/or arsenic levels in soil and/or rock samples and, in the opinion of the author of the Technical Report, these areas warrant additional exploration. The Technical Report identifies the highest priority areas as "Copper Anomaly No. 2" located in the south central part of the More Creek Property and "Gold Anomaly No. 2" located in the east central part of the More Creek Property.

The Technical Report recommends initial follow-up exploration work directed at identifying the bedrock source of the known anomalies. The cost of this work is estimated at CDN$21,800, which is consistent with the estimated cost of such work as set forth in the Company's recently filed annual report on Form 10-K for its year ended August 31, 2008.

Contingent on the results of such initial follow-up exploration work, the Technical Report recommends follow-up exploration work at an estimated cost of CDN$87,000, which is less than an estimated cost of CDN$115,000 for follow up work as disclosed in the Company's recently filed annual report on Form 10-K for its year ended August 31, 2008. The current Technical Report's CDN$87,000 cost estimate for follow-up exploration work is as follows:

Crew mobilization: Vancouver to Bob Quinn	CDN$4,000
Helicopter usage (allow minimum 10 hours)	CDN$12,000
Crew wages	CDN$36,000
Crew accommodation (on site fly camp)	CDN$12,500
Assays (allow 500 samples)	CDN$12,500
Report preparation	CDN$10,000

Total:	CDN$87,000

Qualified Person

The information in this news release has been reviewed by George A. Nicholson, P. Geo., a Qualified Person under National Instrument 43-101. Mr. Nicholson is the author of the Technical Report referred to in this news release.

About Ruby Creek Resources Inc.

Ruby Creek Resources Inc. is considered an exploration or exploratory stage company as it is involved in the examination and investigation of land that it believes may contain valuable minerals, for the purpose of discovering the presence of ore, if any, and its extent. Ruby Creek has no known reserves of any type of mineral. The Company's primary asset is its eight optioned mining exploration claims, known as the More Creek Property, located in northwestern British Columbia, Canada.

Forward-Looking Statements

This news release includes certain statements that may be deemed "forward-looking". All statements in this release, other than those of historical facts, may be considered forward-looking statements, including those concerning the Company's expectations regarding exploration work on the More Creek Property. Factors that could cause actual results to differ materially from those in forward-looking statements include, but are not limited to, the market price of copper, gold or other minerals, general economic, market, and business conditions, statements or information with respect to known or unknown risks, uncertainties, and other factors that may cause the actual results, performance or achievements of the Company, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements or information. In addition, there can be no assurance that the estimated costs of exploration work as set forth in this press release will be sufficient to cover such exploration work. Investors are cautioned that any such statements are not guarantees of future performance and that actual results or developments may differ materially from those projected in the forward-looking statements. In addition, the Company's business and operations are subject to the risks set forth in its most recent Form 10-K and other SEC filings which are available through EDGAR at www.sec.gov, and in the Company's filings with the British Columbia Securities Commission, which are available through SEDAR at www.sedar.com. The Company assumes no obligation to update the forward-looking statements except as may be required by law.

For further information:
Brian Roberts
President and Chief Executive Officer
Ruby Creek Resources Inc.
(604) 633-9768